Exhibit 99.1

For Immediate Release

For Further Information
Refer to: John J. Haines
260-824-2900

FRANKLIN ELECTRIC ANNOUNCES ACQUISITION OF A MAJORITY STAKE IN PIONEER PUMP HOLDINGS INC.

Bluffton, Indiana - March 7, 2012 - Franklin Electric Co., Inc. (NASDAQ:FELE) announced today that it has completed the acquisition of a majority stake of Pioneer Pump Holdings Inc. (PPH). PPH is the holding Company for two wholly owned subsidiaries, Pioneer Pump Inc. (PPI) of Canby, Oregon and Pioneer Pump Limited (PPL) of Rattlesden, England, UK. Pioneer is a leader in the manufacture of large, engine-driven centrifugal pumps used for dewatering in oil and gas, municipal, construction and mining applications. PPH's 2011 consolidated net sales were approximately $70.0 million.

Franklin Electric acquired a 35 percent equity interest in Pioneer Pump, Inc. in 2005. The investment had a carrying cost of about $11.0 million as of December 31, 2011. With the transaction that closed today, Franklin Electric's equity interest in PPH has increased to 70 percent and PPH will now be consolidated in Franklin Electric's financial statements. As a result of this transaction, the Company will recognize a one-time gain on its previously held equity investment in Pioneer that is estimated to add $.33 to $.37 to Franklin's earnings per share during the first quarter 2012. Franklin Electric believes that the transaction will be accretive to 2012 earnings per share beyond the one-time gain on the initial PPI investment.

Franklin Electric has also definitively agreed to purchase the remaining minority shares of PPH in the first quarter of 2015.

Scott Trumbull, Franklin Chairman and Chief Executive, commented:

“Pioneer has grown rapidly and become one of the world's leading manufacturers of mobile pumping systems over the past six years because of the superior performance of their products; the strength of their distribution network with pump rental companies; and the growing use of their products for mobile pumping applications such as hydraulic fracturing for oil and gas extraction.

The acquisition of the controlling interest in Pioneer furthers Franklin's strategy of expanding sales of packaged systems products which are differentiated by technology and offer the opportunity to generate higher revenue per installation. Pioneer's presence in the oil and gas market will also compliment Franklin's initiative to introduce submersible pumping systems in this market. Going forward, we believe that Franklin's global capabilities will accelerate Pioneer's efforts to develop new and improved products, reduce costs, and expand in international markets.”

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company's financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company's business and industry, new housing starts, weather conditions, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company's accounting policies, and other risks which are detailed in the Company's Securities and Exchange Commission filings, included in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2011, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company's Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and, except as required by law, the Company assumes no obligation to update any forward-looking statements.